SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
October 7, 2008
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 7, 2008, Evergreen Solar, Inc. (the “Registrant”) and EverQ GmbH (“EverQ”) entered into a Quad Technology License Agreement (the “License Agreement”) and an Amended and Restated Sales Representative Agreement (the “Sales Representative Agreement”), each dated as of October 6, 2008. Both agreements were entered into pursuant to, and supersede certain portions of, the Memorandum of Understanding among the Registrant, EverQ, Q-Cells AG and Renewable Energy Corporation ASA, dated as of October 25, 2007 (the “MOU”).
     As originally agreed in the MOU and now set forth in the License Agreement, the Registrant has licensed to EverQ its Quad furnace technology and certain future developments and enhancements to the proprietary technologies used and to be used in the manufacture of EverQ’s solar panels.
     As originally agreed in the MOU and now set forth in the Sales Representative Agreement, EverQ is permitted to establish its own sales and marketing capacity and sell its own-branded products directly to customers. EverQ will continue to provide the Registrant with EVERGREEN SOLAR™-branded solar panels so that the Registrant can honor all of its current and future customer contracts and commitments.
     The foregoing descriptions of the License Agreement and the Sales Representative Agreement are qualified in their entirety by reference to the License Agreement and the Sales Representative Agreement, copies of which will be filed as exhibits to the Registrant’s Annual Report on Form 10-K for the year ending December 31, 2008.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
          Not applicable.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer

Dated: October 10, 2008

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